Exhibit 10.34





VIA FEDERAL EXPRESS

THE SHAAR FUND LTD.
c/o Levinson Capital Management, L.L.C.
2 World Trade Center, Suite 1820
New York, NY  10048
Attn:  Mr. Samuel Levinson

          Re:  $1,000,000 Investment by The Shaar Fund Ltd. in
               Series B 6% Convertible Preferred Shares and a
               Common Stock Purchase Warrant of DynamicWeb
               Enterprises, Inc.

Dear Mr. Levinson:

          Reference is hereby made in this letter agreement (the
"1999 Letter Agreement") to the following documents:

          (i) the Securities Purchase Agreement dated as of August 7, 1998 (the "1998 Securities Purchase Agreement") between DYNAMICWEB ENTERPRISES, INC., a New Jersey corporation with principal executive offices located at 271 Route 46 West, Fairfield, NJ 07004 (the "Company") and THE SHAAR FUND, LTD. ("Buyer");

          (ii) the Registration Rights Agreement dated as of August 7, 1998, (the "1998 Registration Rights Agreement") between the Company and Buyer;

          (iii) the Letter Agreement dated as of December 3, 1998 (the "1998 Letter Agreement") between DYNAMICWEB ENTERPRISES, INC., a New Jersey corporation with principal executive offices located at 271 Route 46 West, Fairfield, NJ 07004 (the "Company") and THE SHAAR FUND, LTD. ("Buyer");

          (iv) the Securities Purchase Agreement dated as of February 12, 1999 (the "1999 Securities Purchase Agreement") between DYNAMICWEB ENTERPRISES, INC., a New Jersey corporation with principal executive offices located at 271 Route 46 West, Fairfield, NJ 07004 (the "Company") and THE SHAAR FUND, LTD. ("Buyer");

          (v) the Registration Rights Agreement dated as of February 12, 1999, (the "1999 Registration Rights Agreement") between the Company and Buyer;

          (vi) the Common Stock Purchase Warrant No. 2 dated as of May 12, 1999 ("Warrant No. 2") issued by the Company to Buyer
 <PAGE 1> to purchase 90,000 shares of the Company's common
stock, par value $0.0001 (the "Common Stock");

          (vii)   the Escrow Instructions dated as of
May 12, 1999 (the "Escrow Instructions") among the Company, Buyer and Weil, Gotshall & Manges, L.L.P. (the "Escrow Agent"); and

          (viii) all other documents and instruments executed and delivered by the Company or Buyer on the Initial Funding Date in order to consummate the transactions contemplated pursuant to the 1999 Securities Purchase Agreement (collectively, the "Ancillary Documents"), and together with the 1999 Securities Purchase Agreement, the 1999 Registration Rights Agreement, Warrant No. 2 and the Escrow Instructions, collectively referred to as the "Documents").

          In order to consummate the acquisition by Buyer from the Company of 1000 shares of the Company's Series B 6% Preferred Stock, par value $0.001 (collectively, the "Preferred Shares") and Common Stock Purchase Warrant (a copy of which is attached hereto as Exhibit A) on the Second Funding Date, the parties hereto hereby agree as follows:

1. Definitions All capitalized terms that are used and not defined herein shall have the respective meaning assigned to them in the 1999 Securities Purchase Agreement.

2.   Amendments to the Documents.

     (a) Without limiting the generality of the foregoing, the following sections of the Documents are hereby amended as follows:

          (i) the reference in Section 2(b)(iv) of the 1998 Letter Agreement and the reference in Section 2(b) of the 1999 Registration Rights Agreement is amended and changed so that the Company shall file such Registration Statement as required by the 1998 Letter Agreement and 1999 Registration Rights Agreements within 7 business days of the closing of the Second Tranche pursuant to the 1999 Securities Purchase Agreement and shall cause the Securities and Exchange Commission to declare such Registration Statement effective on or prior to July 9, 1999.

3. No Further Obligations. The parties hereto acknowledge and agree that Buyer shall have no further obligation to purchase any additional securities of the Company of any type under this Letter Agreement or any of the Documents.
  <PAGE 2>
4. Closing Conditions. The Company represents, warrants and covenants that all of the Second Funding Requirements set forth at Section I.B. of the 1999 Securities Purchase Agreement have been completed and satisfied in all respects.

5. Conditions to the Buyer's Obligations. The Company understands that Buyer's obligation to purchase the Preferred
Shares and the Warrant pursuant to this 1999 Letter Agreement and the Documents is conditioned upon:

     (a) The Company's offer and the Buyer's acceptance of the payment of One Hundred Twenty Five Thousand Dollars ($125,000) as payment in full of any liquidated damages due from the Company to the Buyer actionable under the 1998 Letter Agreement, the 1998 Registration Rights Agreement, and the 1999 Registration Rights Agreement for all periods through July 9, 1999.

     (b) Delivery by the Company to the Escrow Agent on the Second Funding Date of: (i) one or more certificates (I/N/O Buyer) evidencing the Series B Preferred Shares; (ii)the Warrant No. 2 to be purchased by Buyer pursuant to the 1999 Securities Purchase Agreement on the Second Funding Date; and the disbursement of monies as directed in the Release Notice;

     (c) The accuracy in all respects on the Second Funding Date of the representations and warranties of the Company contained in the 1999 Securities Purchase Agreement as if made on the Second Funding Date (except for representations and warranties which, by their express terms, speak as of and relate to a specified date) and the performance by the Company in all respects on or before the Second Funding Date of all covenants and agreements of the Company required to be performed by it pursuant to this Agreement on or before the Second Funding Date;

     (d) Buyer having received an opinion of counsel for the Company, dated as of the Second Funding Date, in form, scope and substance satisfactory to the Buyer;

     (e) There not having occurred (i) any general suspension of trading in, or limitation on prices listed for, the Common Stock on NASD/BBS, (ii) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States,
(iii) the commencement of a war, armed hostilities or other international or national calamity directly or indirectly involving the United States or any of its territories, protectorates or possessions, or (iv) in the case of the foregoing existing at the date of this 1999 Letter Agreement, a
material acceleration or worsening thereof;    <PAGE 3>

     (f) There not having occurred any event or development, and there being in existence no condition, having or which reasonably and foreseeably could have a Material Adverse Effect;

     (g) The Company shall have delivered to Buyer (as provided in the Escrow Instructions) reimbursement of Buyer's out-of-pocket costs and expenses incurred in connection with the transactions contemplated by this 1999 Letter Agreement and the 1999 Securities Purchase Agreement (including the fees and disbursements of Buyer's legal counsel);

     (h) There shall not be in effect any Law or order, ruling, judgment or writ of any court or public or governmental authority restraining, enjoining or otherwise prohibiting any of the transactions contemplated by this 1999 Letter Agreement or the 1999 Securities Purchase Agreement; and

     (i) Solely with respect to the closing date occurring on the Second Funding Date, the Company shall have satisfied or performed all of the Second Funding Requirements and all other conditions set forth in Section I.B. of the 1999 Securities Purchase Agreement, or Buyer shall have waived the Company's compliance with such requirements.

6.   Conditions to the Company's Obligations.     The Buyer
understands that the Company's obligation to sell the Preferred Shares and Warrant No. 2 on the Second Funding Date to Buyer pursuant to this 1999 Letter Agreement and the Documents is conditioned upon:

     (a) The Company's offer and the Buyer's acceptance of the payment of One Hundred Twenty Five Thousand Dollars ($125,000) as payment in full of any liquidated damages due from the Company to the Buyer actionable under the 1998 Letter Agreement, the 1998 Registration Rights Agreement and 1999 Registration Rights Agreement for all periods through July 9, 1999;

     (b) Delivery by Buyer to the Escrow Agent of $1,000,000 on the Second Funding Date subject to the disbursement of monies as directed in the Release Notice;

     (c) The accuracy in all material respects on the Second Funding Date of the representations and warranties of Buyer contained in the 1999 Securities Purchase Agreement as if made on the Second Funding Date (except for representations and warranties which, by their express terms, speak as of and relate to a specified date, in which case such accuracy shall be measured as of such specified date) and the performance by Buyer
 <PAGE 4> in all material respects on or before the Second
Funding Date of all covenants and agreements of Buyer required to be performed by it pursuant to the 1999 Letter Agreement or the 1999 Securities Purchase Agreement on or before the Second Funding Date; and

     (d) There shall not be in effect any Law or order, ruling, judgment or writ of any public or governmental authority restraining, enjoining or otherwise prohibiting any of the transactions contemplated by the 1999 Letter Agreement or the 1999 Securities Purchase Agreement.

7. Deliveries Upon the Second Funding Date.  Upon the Second
Funding Date, the Company shall deliver to Buyer the following documents and instruments, all in the form, scope and substance satisfactory to Buyer:

     (a) one or more certificates (I/N/O Buyer) evidencing the Series B Preferred Shares;

     (b) Warrant No. 2 (I/N/O Buyer)in the form attached hereto as Exhibit A;

     (c) one or more Amendments to the Company's Certificate of Incorporation filed with the Secretary of State of New Jersey;

     (d) the opinion of counsel for the Company dated as of the Second Funding Date in similar form to the opinion delivered on the Initial Funding Date;

     (e) an Officers' Certificate of the Company in similar form to the Officers' Certificate delivered on the Initial Funding
Date;

     (f)  a Certificate of Good Standing as of the Second Funding
Date; and

     (g) the Minutes of the Special Meeting of the Board of Directors of the Company approving the transaction contemplated by this 1999 Letter Agreement and the Documents.

8. Closing. The issuance and sale of the Second Tranche shall occur on the Second Funding Date at the offices of the Escrow Agent (as defined in the Securities Purchase Agreement) in accordance with the terms and provisions of the 1999 Securities Purchase Agreement.
  <PAGE 5>
9. Governing Law; Miscellaneous. This 1999 Letter Agreement shall be governed by and interpreted in accordance with the laws of the State of New York, without regard to the conflicts of law principles of such state. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City of New York in connection with any dispute arising under this 1999 Letter Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. A facsimile transmission of this signed 1999 Letter Agreement shall be legal and binding on all parties hereto. This 1999 Letter Agreement may be signed in one or more counterparts, each of which shall be deemed an original. The headings of this 1999 Letter Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this 1999 Letter Agreement. If any provision of this 1999 Letter Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this 1999 Letter Agreement in any other jurisdiction. This 1999 Letter Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement. This 1999 Letter Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

10. Notices. Except as may be otherwise provided herein, any notice or other communication or delivery required or permitted hereunder shall be in writing and shall be delivered personally or sent by certified mail, postage prepaid, or by a nationally recognized overnight courier service, and shall be deemed given when so delivered personally or by overnight courier service, or, if mailed, three (3) days after the date of deposit in the United States mails, as follows:

     (a)  if to the Company, to:

          DYNAMICWEB ENTERPRISES, INC.
          271 Route 46 West
          Building F, Suite 209
          Fairfield, NJ  07001
          Attention:  Steven L. Vanechanos, Jr.
          Telephone:  (973)276-3107
          Facsimile:  (973)575-9830

          With a copy to:
  <PAGE 6>
          Stevens & Lee
          One Glenhardie Corporate Center
          Suite 202
          Wayne, PA  19087-0234
          Attention:  Steve Ritner, Esq.
          Facsimile:  (610)687-1384

     (b)  if to the Buyer, to:

          THE SHAAR FUND LTD.
          c/o Levinson Capital Management, L.L.C.
          2 World Trade Center, Suite 1820
          New York, NY  10048
          Attn:  Samuel Levinson

          with a copy to:
          Weil, Gotshal & Manges LLP
          Attention:  Ira Halperin, Esq.
          767 Fifth Avenue
          New York, NY  10153-0119
          Telephone:  212-310-8163
          Facsimile:  212-310-8007

The Company, the Buyer or the Escrow Agent may change the foregoing address by notice given pursuant to this Section 11.

11. Confidentiality. Each of the Company and Buyer agrees to keep confidential and not to disclose to or use for the benefit of any third party the terms of this Letter Agreement or nay other information which at any time is communicated by the other party as being confidential without the prior written approval of the other party; provided, however, that this provision shall not apply to information which, at the time of disclosure, is already part of the public domain (except by breach of this Letter Agreement) and information which is required to be disclosed by law (including, without limitation, pursuant to Item 10 of Rule 601 of Regulation S-K under the Securities Act and the Exchange Act).

12. No Further Modification. Except as specifically provided in this Letter Agreement, nothing herein contained shall otherwise modify, reduce, amend or otherwise supplement the terms and provisions of the Documents, each of which remain in force and effect.


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  PAGE 7

          This letter is being delivered to you in duplicate. If it accurately describes the agreement between us, kindly so indicate by signing and returning one copy to the undersigned whereupon it will constitute our agreement with respect to the matter set forth above.


                              Sincerely,


                              DYNAMICWEB ENTERPRISES, INC.

                              By:________________________________
                                 Name
                                 Title


AGREED TO AND ACCEPTED
this __ day of _____, 1999

THE SHAAR FUND, LTD.

By:________________________________
   Name:
   Title:

  <PAGE 8>